                     [Dorsey & Whitney P.L.L.P. Letterhead]


                                                                       EXHIBIT 5




                                February 6, 1996

ADC Telecommunications, Inc.
12501 Whitewater Drive
Minnetonka, Minnesota 55343

     Re:       Registration Statement on Form S-4

Ladies and Gentlemen:

          We have acted as counsel to ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to shares of the Company's common stock, par value $.20 per share (the "Common Stock") to be issued in connection with the merger (the "Merger") of Pittsburgh Merger Sub, Inc., a wholly owned subsidiary of the Company, with and into Information Transmission Systems Corp., a Pennsylvania corporation ("ITS"), as described in the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") constituting part of the Registration Statement.

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

          In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

ADC Telecommunications, Inc.
February 6, 1996
Page 2


          Based on the foregoing, we are of the opinion that the shares of Common Stock to be issued in connection with the Merger, when issued in accordance with the terms of the Merger Agreement (as defined in the Proxy Statement/Prospectus), will be validly issued, fully paid and nonassessable.

          Our opinions expressed above are limited to the laws of the State of Minnesota.

          We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to the reference to this firm under the heading "Legal Matters" in the Proxy Statement/Prospectus.


                                        Very truly yours,

                                        /s/ Dorsey & Whitney P.L.L.P.

RAR